Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Global Payment Technologies, Inc.:


We consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form S-3 (No. 333-114529) of Global Payment Technologies, Inc. (the "Company") of our report dated December 29, 2003 (except as to notes 1c and 9, which are as of January 13, 2004), with respect to the consolidated balance sheets of Global Payment Technologies, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), cash flows and related Schedule II for the years then ended, which report appears in the 2003 Annual Report on Form 10-K of Global Payment Technologies, Inc., and to the reference to our firm under the heading "experts" in the Registration Statement. Our report contains an explanatory paragraph, stating that the Company's fiscal 2001 consolidated financial statements were audited by other auditors and refers to the restatement of the Company's fiscal 2001 consolidated statement of cash flows.


                                                /s/ KPMG LLC

Melville, New York
August 19, 2004